EX-99.2.htm

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following pro forma combined balance sheet and statement of operations have been derived from the balance sheet and statement of operations of Integrated Media Holdings, Inc.  ("IMHI") at December 31, 2007 and for the year then ended, and adjusts such information to give effect to the acquisition of TeleChem International Inc.,  ("TeleChem"), as if the acquisition had occurred at December 31, 2007. The pro forma combined balance sheet and statement of operations are presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at December 31, 2007. The pro forma balance sheet and statement of operations should be read in conjunction with the notes thereto and TeleChem’s financial statements and related notes thereto contained elsewhere in this filing.

On February 6, 2008, Integrated Media Holdings, Inc., a Delaware corporation (“IMHI” or the “Company”), filed a Current Report on Form 8-K (the “Original Filing”) announcing, among other things, the merger of TeleChem International, Inc. (“TeleChem”) a privately held Delaware corporation  (“TeleChem”) with and into a wholly-owned subsidiary of IMHI (the “Merger”), and that as a result TeleChem became a wholly owned subsidiary of IMHI.

It is the intention of the parties for IMHI to divest itself of those operations designated as Discontinued Operations in IMHI's December 31, 2007 Form 10-KSB, upon completion of the merger.

For accounting purposes, this transaction was treated as an acquisition of IMHI and a recapitalization of TeleChem. TeleChem is the accounting acquirer and the results of its operations carryover. Accordingly, the operations of IMHI are not carried over.

The pro forma combined financial statements at December 31, 2007 and for the year then ended are presented based on this recapitalization, whereby upon completion of this transaction, TeleChem [which will change its name to Arrayit] will have 36.647,571 of its $ 0.001 par value common share issued and outstanding and 3,810,262 of its $ 0.001 par value Series A preferred shares issued and outstanding and nil of its $ 0.001 par value Series C preferred shares issued and outstanding. as of December 31, 2007.

Pro Forma Unaudited Combined Balance Sheet as of December 31, 2007
	TeleChem		IMHI	Issue Preferred shares & Warrants	Reverse split 30:1	Convert Preferred shares	Elimination of IMHI Equity	Assign Value to IMHI under Reverse Merger	Restate Share Capital	Combined Arrayit
	31-Dec-07		31-Dec-07	(a)	(b)	(c)	(d)	(e)	(f)	31-Dec-07

	ASSETS
CURRENT ASSETS
Cash	$ -					$ -	$ -	$ -		$ -
Accounts receivable	294,186					-	-	-		294,186
Inventory	309,246					-	-	-		309,246
Prepaids	120,000		-			-	-	-		120,000
	723,432		-			-	-	-	-	723,432
Furniture fixtures & equipment	55,395		-			-				55,395
Assets held for resale	-		247,945							247,945
Deposit	18,924									18,924
Restricted cash	103,836					-	-	-		103,836
	$ 901,587	$-	$ 247,945			$ -	$ -	$ -	$ -	$ 1,149,532

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 4,796,835		$ 855,583			$ -	$ -	$ -		$ 5,652,418
Due to related parties	337,616					-	-	-		337,616
Customer deposits	29,580									29,580
Bank Overdraft	29,495									29,495
	-									-
Derivative liability	-		226,544	100,000						326,544
Notes payable related parties	959,338		2,152,724							3,112,062
Notes payable	110,157					-	-	-		110,157
	6,263,021	-	3,234,851	100,000		-	-	-	-	9,597,872
Liabilities held for resale			1,463,890							1,463,890
Notes payable, long term	327,340									327,340
	6,590,361		4,698,741	100,000		-	-	-	-	11,389,102

STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Common stock	1,667		16,419		(15,872)	36,100	(36,647)		34,981	36,648
Preferred stock	-		3,810	103		(103)	(3,810)		3,810	3,810
Additional paid in capital	-		32,779,304	98,897	15,872	(35,997)	(32,858,076)			-
Accumulated deficit	(5,690,441)		(37,250,329)	(199,000)			37,449,329	(4,550,796)	(38,791)	(10,280,028)
	(5,688,774)		(4,450,796)	(100,000)		-	4,550,796	(4,550,796)	-	(10,239,570)
	$ 901,587		$ 247,945	$ -		$ -	$ 4,550,796	$ (4,550,796)	$ -	$ 1,149,532

Pro Forma Combined Unaudited Statement of Operations for the year ended December 31, 2007
	TeleChem	IMHI	Issue Preferred shares & Warrants	Reverse split 30:1	Convert Preferred shares	Elimination of IMHI Equity	Assign Value to IMHI under Reverse Merger	Restate Share Capital	Combined Arrayit
	2007	2007	(a)	(b)	(c)	(d)	(e)	(f)	2007

Total Revenues	$3,821,490				$-	$-	$-		$3,821,490
Cost of Sales	2,663,769								2,663,769
Gross Margins	1,157,721	-	-	-	-	-	-	-	1,157,721
Selling, General & Admin	1,240,709	2,295,025	199,000						3,734,734
Loss from continuing
operations before other
income (expense)	(82,988)	(2,295,025)	(199,000)	-	-	-	-	-	(2,577,013)

Gain on derivative liability		724,320							724,320
Gain on sale of subsidiary		3,510,458							3,510,458
Legal expense	(1,895,268)								(1,895,268)
Interest expense	(521,502)	(574,696)							(1,096,198)

Income (loss) from
continuing operations	(2,499,758)	1,365,057	(199,000)	-	-	-	-	-	(1,333,701)

Loss from discontinued
operations		(794,960)							(794,960)

NET INCOME (LOSS)	(2,499,758)	570,097	(199,000)	-	-	-	-	-	(2,128,661)

Deemed dividend on preferred
stock				3,156,003					3,156,003

Net income (loss) attributable
to common shareholders
from operations	$(2,499,758)	$570,097	$(199,000)	$(3,156,003)	$-	$-	$-	$-	$(5,284,664)

Common shares outstanding									36,647,571

Earnings per share Basic and Fully Diluted
Continuing Operations									$(0.036)
Discontinued Operations									$(0.022)
									$(0.058)

(a)	Issue Preferred Shares for TeleChem's net assets and consultants fees
	Issue Warrants for Consultants

Effective February 21, 2008, we completed the Plan and Agreement of Merger by and among us, TeleChem International, Inc., the majority shareholders of TeleChem, Endavo Media and Communications, Inc., a Delaware corporation and TCI Acquisition Corp., a Nevada corporation, and wholly owned subsidiary of the Company.  Consummation of the merger did not require a vote of our shareholders.  We issued 103,143 shares of Series C Convertible Preferred Stock to the Shareholders of TeleChem in exchange for 100% of the equity interests of TeleChem resulting in TeleChem being a wholly owned subsidiary We also issued 3,143 shares of Series C Convertible Preferred Stock as compensation for services in connection with the acquisition..

 The former shareholders of TeleChem and the consultants now own approximately 98.51% of the outstanding interest and voting rights of the parent company.  The Preferred Stock is convertible into 36,100,000 shares of common stock after, but not before, the effective date of the reverse split of the outstanding Integrated Media common stock, with conversions in any quarter being limited to 25% of the original issued Series C preferred shares to the holder.

	The value of the 3,143 Series C preferred shares issued to consultants, convertible at 350 to one common shares was determined by applying the close on the OTCBB of $0.09 to yield $99,000

On January 19, 2008 IMHI issued 1,250,000 warrants to some IMHI noteholders, expiring on January 19, 2013 exerciseable at $0.01, inconnection with the Arrayit business combination.  At February 21, 2008 the market value of the IMHI shares was $0.09, yielding an expense of $100,000.

(b)	Reverse Split

Pursuant to the agreement of merger, the Company will implemented a reverse stock split of our common stock outstanding as of February 8, 2008 (the “Record Date”) on the basis of one post-split share for every thirty (30) pre-split shares.  As the pre-existing Series A preferred shares contain an anti-dilution term, a deemed dividend will be record to reflect the economic effect of the non-applicability of the reverse split to the Series A preferred shareholders.

		Common Stock		Additional Paid In
		Shares	Amount	Capital

	Reverse split 30:1	(15,871,953)	(15,872)	15,872
	Deemed dividend on preferred shares			(3,156,003)
	Discount on preferred shares
	associated with deemed dividend			3,156,003
		(15,871,953)	(15,872)	15,872

(c)	Convert Preferred Shares

	Once the Company has obtained the necessary regulatory clearances, the Preferred Series C shareholders will be able to convert their 103,143 Preferred Shares into 36,100,000 common shares.

(d)	Elimination of IMHI’s Stockholders’ Equity.

In accordance with reverse acquisition accounting, the financial statements subsequent to the date of the transaction will be presented as a continuation of Arrayit and as a result the stockholders' equity of IMHI which is equal to the book value of net assets, has been eliminated as follows:

		Total Elimination
	IMHI share capital - Common	36,647
	IMHI share capital - Preferred	3,810
	IMHI additional paid in capital	32,858,076
	IMHI accumulated deficit	(37,449,329)
	Adjusted book value of IMHI net assets	(4,550,796)

(e)	Record Value Assigned to IMHI Under Reverse Merger Accounting

As at the date of the transaction, IMHI does not have any significant ongoing operations or non-continued assets and as a result the transaction will be accounted for as a recapitalization using accounting principles applicable to reverse acquisitions and accordingly, no goodwill is recorded and the value assigned to IMHI is equal to the book value of the net assets of Arrayit as at the date of the transaction. As at December 31, 2007, the adjusted net book value of the net assets deficiency of IMHI  (as calculated in (b) above) is $ (4,550,796).

(f)	Restatement of Share Capital Under Reverse Merger Accounting

In accounting for this reverse merger, the legal share capital is that of IMHI (the legal parent) and the value of the share capital is calculated as described above.   The share capital calculations take into account the 30:1 reverse split and the conversion of the Series C preferred shares.

Upon completion of this transaction, Arrayit will have 36,647,571 of its $US 0.001 par value common share issued and outstanding and 3,810,262 of its $ 0.001 pare value Series A preferred shares issued and outstanding and nil of its $ 0.001 par value Series C preferred shares issued and outstanding.

In addition, Arrayit will have 7,202,500 warrants and options to purchase common shares after reflecting the cancellation of 1,750,000 common stock purchase warrants surrendered as consideration for the disposition of the former Endavo subsidiary of IMHI.

	Adjustments are required to reconcile the pro-forma consolidated share capital as follows:

						Additional			Total
		Common Stock		Preferred Stock		Paid In			Stockholders
		Shares	Amount	Shares	Amount	Capital	Deficit		Equity

	IMHI at December 31, 2007	16,419,262	16,419	38,100,262	3,810	32,779,304	(37,250,329)		(4,450,796)
	TeleChem at December 31, 2007	33,350	1,667				(5,690,441)		(5,688,774)

(a)	Issue Preferred Shares for TeleChem's net assets and consultants fees			103,143	103	98,897	(99,000)		-
	Issue Warrants						(100,000)		(100,000)

(b)	Reverse Split
	Reverse split 30:1	(15,871,953)	(15,872)			15,872			-
	Deemed dividend on preferred shares					(3,156,003)			(3,156,003)
	Discount on preferred shares					3,156,003			3,156,003
	associated with deemed dividend

(c)	Convert Preferred Shares to common	36,100,000	36,100	(103,143)	(103)	(35,997)			-

(d)	Elimination of IMHI’s Stockholders’
	Equity.	(36,647,047)	(36,647)	(38,100,262)	(3,810)	(32,858,076)	37,449,329		4,550,796

(e)	Record Value Assigned to IMHI
	Under Reverse Merger Accounting					-	(4,550,796)		(4,550,796)

(f)	Restate share capital	36,613,697	34,981	38,100,262	3,810		(38,791)		-

		36,647,309	36,648	38,100,262	3,810	0	(10,280,028)	-	(10,239,570)